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                                                                     Exhibit 3.1

                       RESTATED ARTICLES OF INCORPORATION

                                       OF

                       WESTERN FINANCIAL AUTO LOANS, INC.

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         James R. Dowlan and Joan C. Van Winkle certify that:

         They are the President and Assistant Secretary, respectively, of Western Financial Auto Loans, Inc., a California corporation (the
"Corporation").

         The Articles of Incorporation of this Corporation (the "Articles") are hereby amended and restated to read in its entirety as follows:

                  "FIRST: The name of this Corporation is

                         WFS Financial Auto Loans, Inc.

                  SECOND: (a) Subject to paragraph (b) below, the purpose of this Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                  (b) Notwithstanding paragraph (a) above, the purposes of this Corporation are limited to the following (and activities incidental to and necessary to accomplish the same): to act as originator of one or more series of grantor or owner trusts ("Trusts") owning retail installment sales contracts and installment loans secured by new and used automobiles and light-duty trucks.

                  THIRD: The Corporation is authorized to issue only one class of shares of stock, which shall be common stock; and the total number of shares that this Corporation is authorized to issue shall be Ten Thousand (10,000).

                  FOURTH: Notwithstanding any other provision of these Articles of Incorporation and any provision of law, the Corporation shall not do any of the following:

                  (a) Without the unanimous affirmative vote of the members of the Board of Directors of the Corporation (which must include the vote of all duly appointed Independent Directors (as hereafter defined), (i) dissolve or liquidate pursuant to Corporations Code Section 1900(b), in whole or in part, or institute proceedings to be adjudicated bankrupt or insolvent, (ii) consent to the institution of bankruptcy or insolvency proceedings against it, (iii) file a petition seeking or consenting to reorganization or relief under any applicable federal or state law relating to bankruptcy, (iv) consent to the appointment of a receiver, liquidator, assignee, trustee,


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         sequestrator (or other similar official) of the Corporation or any substantial part of its property, (v) make a general assignment for the benefit of creditors, (vi) admit in writing its inability to pay its debts as they become due, or (vii) take any corporate action in furtherance of the actions set forth in clauses (i) through (vi) of this paragraph, provided, however, that no director may be required by any shareholder of the Corporation to consent to the institution of bankruptcy or insolvency proceedings against the Corporation so long as it is solvent; or

                  (b) Without the unanimous affirmative vote of the members of the Board of Directors of the Corporation, merge or consolidate with any other corporation, company or entity;

                  (c) So long as any outstanding debt of the Corporation or the securities issued by any Trust of which the Corporation is the originiator are rated by any nationally recognized statistical rating organization, the Corporation shall not issue notes or otherwise incur debt unless (i) the Corporation has made a written request to the related nationally recognized statistical rating organization to issue notes or incur borrowings which notes or borrowings are rated by the related nationally recognized statistical rating organization the same as or higher than the rating afforded such rated debt or securities, or
         (ii) such notes or borrowings (A) are fully subordinated (and shall provide for payment only after payment in respect of all outstanding rated debt or securities) or are nonrecourse against any assets of the Corporation other than the assets pledged to secure such notes or borrowings, (B) do not constitute a claim against the Corporation in the event such assets are insufficient to pay such notes or borrowings, and (C) where such notes or borrowings are secured by the rated debt or securities, are fully subordinated (and provide for payment only after payment in respect of all outstanding rated debt and securities) to such rated debt and securities; or

                  (d) Engage in any business except as permitted under Article SECOND of these Articles of Incorporation.

                  FIFTH: The Corporation shall at all times, except as noted hereafter, have at least two directors (each an "Independent Director") who is not (i) a director, officer or employee of any affiliate of the Corporation; (ii) a person related to any officer or director of any affiliate of the Corporation; (iii) a holder (directly or indirectly of more than 10% of any voting securities of any affiliate of the Corporation; or (iv) a person related to a holder (directly or indirectly) of more than 10% of any voting securities of any affiliate of the Corporation. In the event of the death, incapacity, resignation or removal of all Independent Directors, the Board of Directors of the Corporation shall promptly appoint an Independent Director for each Independent Director whose death, incapacity, resignation or removal caused the related vacancy on the Board of Directors; provided, however, that the Board of Directors shall not vote on any matter unless and until at least two Independent Directors have been duly appointed to serve on the Board of Directors.

                  SIXTH: The Corporation shall at all times, except as noted hereafter, have at least one executive officer (an "Independent Officer") who is not (i) a director,


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         officer or employee of any affiliate of the Corporation; (ii) a person related to any officer or director of any affiliate of the Corporation;
         (iii) a holder (directly or indirectly) of more than 10% of any voting securities of any affiliate of the Corporation; or (iv) a person related to a holder (directly or indirectly) of more than 10% of any voting securities of any affiliate of the Corporation. In the event of the death, incapacity, resignation or removal of the Independent Officer, the Board of Directors of the Corporation shall promptly appoint an Independent Officer for the Independent Officer whose death, incapacity, resignation or removal caused the related vacancy.

                  SEVENTH: The Corporation shall insure at all times that (a) it maintains separate corporate records and books of account from those of Western Financial Savings Bank, F.S.B. (the "Bank") and its affiliates, and (b) none of the Corporation's assets will be commingled with those of the Bank or any of their affiliates.

                  EIGHTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles in any manner now or hereafter provided herein or by statute; and, all rights, preferences and privileges onferred by these Articles upon shareholders, directors or any other person are granted subject to such right; provided, however, that the Corporation shall not amend, alter, change or repeal any provision of Articles SECOND and FOURTH through EIGHTH (the "Restricted Articles") without the unanimous vote of the full Board of Directors and provided, further, that the Corporation shall not amend or change any Article so as to be inconsistent with the Restricted Articles.

                  NINTH: The liability of the Directors of the Corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

                  TENTH: This Corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) through bylaw provisions, agreements with agents, vote of shareholders or disinterested directors or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject only to the applicable limits set forth in Section 204 of the California Corporations Code with respect to actions for breach of duty to the corporation and its shareholders."

         The foregoing amendment and restatement of the Articles of Incorporation has been duly approved by the Board of Directors of the Corporation.

         The foregoing amendment and restatement of the Articles of Incorporation has been duly approved by the required vote of the shareholders of the Corporation in accordance with Section 902 of the California Corporations Code. The total number of outstanding shares of the Corporation entitled to vote with respect to the amendment and restatement of the Articles of Incorporation is 1000. The number of shares voting in favor of the amendment and restatement of the Articles of Incorporation equaled or exceeded the vote required. The percentage vote required to approve the amendment and restatement of the Articles of Incorporation was 50.1%.



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         We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true of our own knowledge.

Executed at Irvine, California on May ___, 1996.




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                                      James R.  Dowlan, President



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                                      Joan C. Van Winkle, Assistant Secretary



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